Paivis, Corp. Executes Definitive Agreement to Acquire AAAA Media Services, Ltd., a Leading Distributor of T-Mobile, AT&T and Boost Prepaid Wireless Cards

Acquisition Will Add Approximately $36,000,000 in Revenue to Paivis, Corp. and Increase Lines of Business

ATLANTA, GA--(Marketwire - October 05, 2007) - Paivis, Corp. ("PAIVIS" or the "Company") (OTCBB: PAVC) is pleased to announce that it has signed a definitive agreement to acquire 100% of the current assets of AAAA Media Services, Ltd., a Georgia-based company ("A4"), that generates approximately $36,000,000 (unaudited) in revenue.

A4 is one of the leading distributors of T-Mobile, AT&T and Boost Mobile prepaid wireless products. A4 distributes these products amongst others through their master dealer agreements to over 7,000 locations in the continental United States.

The closing date for this acquisition is planned for November 15, 2007. The closing of the acquisition is subject to completion of a financial audit and other conditions. Paivis has also agreed to provide working capital financing as part of the transaction. For more specifics on the terms and conditions of the acquisition see the Definitive Agreement which will be filed with the Securities and Exchange Commission within the required timeframe.

Commenting on the completion of the definitive agreement, Edwin Kwong, Paivis, Corp. Interim Chief Executive Officer, said, "We are very excited with the signing of this definitive agreement. This acquisition will boost our revenues tremendously and provides a natural extension to our current business model with the introduction of prepaid cellular products. We are glad to be able to bring this additional value to our shareholders upon closing."

Virasack Tiger Athakhanh, CEO of AAAA Media Services, Ltd., stated: "We have been seeking to expand our business for quite some time and we can now do so as part of Paivis, upon closing. We are now poised for growth as part of a very robust prepaid company."

About Paivis, Corp.

Paivis, Corp. is a wholesale telecommunications carrier that sells prepaid "point-of-sale activated" and live cards. Paivis generates its revenues through the sale of prepaid calling cards and wireless services, and international wholesale termination. Products are sold throughout many of the country's major retail outlets, including Duane Reade, 7-Eleven, and Chevron.

About AAAA Media Services, Ltd.

AAAA Media Services, Ltd. ("A4") is a leader in the wholesale and retail distribution of prepaid wireless services, specifically airtime cards for companies such as T-Mobile, Cingular and Boost. Based in Doraville, Georgia, A4 has developed a nationwide distribution network that comprises Wholesalers, Jobbers and direct retail establishments. For more info on A4 please visit the Paivis.com website.

FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 (the "PLSLRA") provides a "safe harbor" for forward-looking statements so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements.

Statements contained herein that are not based on historical fact, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "will," "could" and other similar expressions, constitute forward-looking statements under the PSLRA. PAIVIS intends that such forward-looking statements be subject to the safe harbor created thereby. Such forward-looking statements are based on current assumptions but involve known and unknown risks and uncertainties that may cause PAIVIS actual results, performance or achievements to differ materially from current expectations. These risks include economic, competitive, governmental, technological and other factors discussed in PAIVIS annual, quarterly and other periodic public filings on record with the Securities and Exchange Commission which can be viewed free of charge on its website at http://www.sec.gov.

Contacts:
Paivis, Corp.
Edwin Kwong
Interim Chief Executive Officer
Phone: 404-601-2885
www.paivis.com